UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2014

TRI Pointe Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35796	27-3201111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19520 Jamboree Road, Suite 200, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 478-8600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 26, 2014, TRI Pointe Homes, Inc. (the “Company”) entered into an unsecured $425 million revolving credit facility (the “Facility”) with certain lenders. U.S. Bank National Association, d/b/a Housing Capital Company, will serve as the administrative agent for the Facility and is a Lender.

The Facility matures on July 1, 2018. The Facility contains a sublimit of $75 million for letters of credit. Borrowings under the facility will be governed by, among other things, a borrowing base. The Facility contains customary affirmative and negative covenants, including financial covenants relating to consolidated tangible net worth, leverage, liquidity or interest coverage, and a spec unit inventory test. Interest rates on borrowings will be based on either a daily eurocurrency base rate or a eurocurrency rate, in either case, plus a spread ranging from 2.15% to 2.85% depending on the Company’s leverage ratio.

The Facility contains customary events of default, subject to cure periods in certain circumstances, that would result in the termination of the commitments and permit the lenders to accelerate payment on outstanding borrowings and require cash collateralization of letters of credit. These events of default include nonpayment of principal, interest and fees or other amounts; violation of covenants; inaccuracy of representations and warranties; cross default to certain other indebtedness; unpaid judgments; change in control; and certain bankruptcy and other insolvency events.

The Facility will be guaranteed by all of the wholly-owned subsidiaries of the Company that are significant homebuilding subsidiaries. At least 97.0% of consolidated tangible net worth shall be attributable to the Company and the guarantors, subject to certain grace periods. Borrowings under the Facility may be used for general corporate purposes, including permitted acquisitions.

The foregoing description is qualified in its entirety by reference to the Facility, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

The Facility replaces the Company’s Revolving Credit Agreement, dated as of July 18, 2013, between the Company and U.S. Bank National Association, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2013, and the Company’s Amended and Restated Revolving Line of Credit Loan Agreement between the Company California Bank & Trust, dated as of May 29, 2012, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 21, 2012 (collectively, the “Prior Facilities”). The description of the Prior Facilities contained in, respectively such Form 8-K and such Form S-1 is incorporated by reference into this Item 1.02. All commitments under the Prior Facilities were terminated and all obligations thereunder were repaid effective June 26, 2014.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Document

10.1	Credit Agreement, dated as of June 26, 2014 among TRI Pointe Homes, Inc., U.S. Bank National Association, d/b/a Housing Capital Company, and the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI Pointe Homes, Inc.

Date: June 27, 2014	By:	/s/ Bradley W. Blank
Bradley W. Blank
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Credit Agreement, dated as of June 26, 2014 among TRI Pointe Homes, Inc., U.S. Bank National Association, d/b/a Housing Capital Company, and the lenders party thereto